SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 9, 2004

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442
(State or Other Jurisdiction of Incorporation) 2525 Dupont Drive Irvine, California (Address of principal executive offices)	(Commission File Number)	(IRS Employer Identification Number) 92612 (Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     Ronald M. Cresswell has retired as a director of Allergan, effective July 9, 2004. There were no disagreements with Allergan on any matter relating to Allergan’s operations, policies or practices.

     The full text of the press release relating to Professor Cresswell’s retirement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 7. Exhibits.

     99.1 Press Release dated July 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: July 9, 2004	By:	/s/ Douglas S. Ingram
		Name:	Douglas S. Ingram
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.               Description

     99.1                Press Release dated July 9, 2004.